UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2013

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03      Material Modifications to Rights of Securities Holders.

(a)     The information contained in Items 5.03 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)     On May 3, 2013, Catasys, Inc. (the “Company”) filed an Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, $0.0001 par value per share (the “Common Stock”). The Reverse Stock Split became effective at 5:00 p.m. on May 6, 2013. A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

As a result of the Reverse Stock Split, each ten (10) shares of the Company’s issued and outstanding Common Stock has been automatically combined and converted into one (1) issued and outstanding share of Common Stock. The Reverse Stock Split has affected all issued and outstanding shares of Common Stock, as well as Common Stock underlying stock options, warrants and other convertible securities outstanding immediately prior to the effectiveness of the Reverse Stock Split. The Reverse Stock Split has reduced the number of outstanding shares of the Common Stock outstanding prior to the Reverse Stock Split from 142.7 million shares to approximately 14.3 million shares. The number of authorized shares of Common Stock was not affected by the Reverse Stock Split.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold a fractional share of Common Stock will receive a cash payment in lieu of such fractional share equals to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the Over-The-Counter Bulletin Board during regular trading hours for the five trading days immediately preceding the effectiveness of the Amendment.

The Common Stock will begin to trade on the Over-The-Counter Bulletin Board on a post-split basis on May 7, 2013. It is expected that the Over-The-Counter Bulletin Board will append a “D” to the Company’s ticker symbol “CATSD” to indicate the completion of the Reverse Stock Split, and that after a 20 business-day period following effectiveness of the Reverse Stock Split, the ticker symbol will revert to “CATS.” In addition, the shares of Common Stock will also trade under the new CUSIP number 149049405 effective on May 7, 2013.

Stockholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the impact of the Reverse Stock Split reflected in their accounts after May 6, 2013. Beneficial holders may contact their bank, broker, or nominee for more information. Stockholders with shares held in certificate form are required to exchange their stock certificates for book-entry shares representing the shares of Common Stock resulting from the Reverse Stock Split. Shortly after May 6, 2013, registered holders who hold shares in certificate form will receive a Letter of Transmittal and instructions for exchanging their certificates from the Company’s transfer agent, American Stock Transfer & Trust Company, LLC.

Item 8.01     Other Events.

On May 7, 2013, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)     Exhibits.

No.	Description
3.1	Catasys, Inc. Certificate of Amendment to Certificate of Incorporation.
99.1	Press Release dated May 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: May 7, 2013	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer